EXHIBIT 5.1

March 17, 2011

PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158

Ladies and Gentlemen:

I am acting as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the proposed sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”), of (i) debt securities of the Company (the “Debt Securities”) to be issued under an indenture, as supplemented to date (the “Indenture”), and as further supplemented, if needed, by one or more supplemental indentures (each, a “Supplemental Indenture”), the forms of which Supplemental Indentures will be filed, as necessary, as exhibits to a Form 8-K incorporated by reference into the Registration Statement, (ii) shares of the Company’s common stock, no par value (the “Common Stock”), (iii) shares of the Company’s preferred stock, no par value, the terms of which will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement (the “Preferred Stock”, and together with the Common Stock, the “Shares”), (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock, or any combination thereof (the “Warrants”), to be issued under a separate warrant agreement (each, a “Warrant Agreement”) with respect to each series of Warrants, the form of which Warrant Agreement will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement, (v) contracts to purchase Debt Securities, Common Stock, Preferred Stock or Warrants (the “Securities Purchase Contracts”), each securing the obligations of the holder thereof to purchase the specified securities under the Securities Purchase Contract, issued under a securities purchase agreement (each, a “Securities Purchase Agreement”), the form of which Securities Purchase Agreement will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement, and (vi) units representing ownership of any combination of other Securities (defined below) or debt obligations of third parties, such as U.S. Treasury obligations (the “Units”), to be issued under a separate unit agreement (each, a “Unit Agreement”) with respect to each series of Units, the form of which Unit Agreement will be filed, as necessary, as an exhibit to a Form 8-K incorporated by reference into the Registration Statement.  The Debt Securities, Common Stock, Preferred Stock, Warrants, Securities Purchase Contracts and Units are referred to, collectively, as the “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus comprising a part thereof (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date, and the Bylaws of the Company, (ii) the initial resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, the offering of the Securities and certain related matters, (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.

In making such examination and rendering the opinions set forth below, I have assumed without verification (i) that all documents submitted to me as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to me are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to me as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board or a duly authorized committee of the Board.

In rendering the opinions expressed below, I have assumed that: (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of New Mexico, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations with respect to the relevant Securities and the related documents; (ii) the relevant Securities will be issued and sold after all applicable regulatory approvals have been obtained and in compliance with applicable law (including state securities or “blue sky” laws) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and the relevant Securities will be established so as not to, and the execution, delivery and performance of any applicable governing instrument will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject; (iii) the Company will duly authorize the offering and issuance of the relevant Securities, including the terms of any new series of Preferred Stock, and will take any other appropriate additional corporate action with respect thereto; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be, at the time of issuance and sale of the relevant Securities, effective under the Act; (v) at the time of issuance and sale of the relevant Securities, a Prospectus Supplement will have been filed with the Commission describing the relevant Securities; and (vi) any Shares issuable upon conversion, exchange or exercise of any the relevant Securities being offered and issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

The opinions expressed below are subject to, and qualified and limited by the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is my opinion that:

1.           With respect to the Common Stock, when, in accordance with action of the Board, such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any Prospectus Supplement and in accordance with the action of the Board, and the consideration therefor has been received by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2.           With respect to the Preferred Stock, when, in accordance with action of the Board, a statement conforming to the New Mexico Business Corporation Act establishing the terms of the relevant series of the Preferred Stock has been filed with the New Mexico Public Regulation Commission, the shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in the relevant Prospectus Supplement and in accordance with the action of the Board, and the consideration therefor has been received by the Company, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

I am a member of the bar of the State of New Mexico, and the foregoing opinions are limited solely to the federal law of the United States of America and the laws of the State of New Mexico, except that I express no opinion as to the effect of the securities or blue sky laws of any state (including, without limitation, the State of New Mexico), municipal law or the laws of any agencies within any state (including, without limitation, the State of New Mexico).  This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of my name under the caption “Legal Matters” in the Prospectus or any Prospectus Supplement comprising a part thereof.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without my prior written consent except that this opinion may be relied upon by Troutman Sanders LLP solely for the purposes of the delivery of an opinion on behalf of the Company in respect of the Registration Statement.  This opinion is expressed as of the date hereof and I do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to my attention, or any change in law that may occur hereafter.

Very truly yours,

By        /s/ Charles L. Moore
             Charles L. Moore
             Associate General Counsel
             PNM Resources, Inc.